UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2020

The ExOne Company

(Exact name of registrant as specified in its charter)

Delaware	001-35806	46-1684608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Industry Boulevard North Huntingdon, Pennsylvania	15642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 863-9663

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	XONE	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On June 11, 2020, The ExOne Company (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Oppenheimer & Co. Inc. (“Oppenheimer”). Pursuant to the Equity Distribution Agreement, the Company may from time to time issue and sell to or through Oppenheimer, acting as the Company’s sales agent and/or principal, shares of the Company’s common stock, par value $0.01 per share (the “Shares”) having an aggregate offering price of up to $25,000,000. Sales of the Shares, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or, if expressly authorized by the Company, in privately negotiated transactions. As sales agent, Oppenheimer will offer the Company’s common stock at prevailing market prices and will use its commercially reasonable efforts, consistent with its sales and trading practices, to sell on the Company’s behalf all of the Shares requested to be sold by the Company, subject to the terms and conditions of the Equity Distribution Agreement.

The Shares will be sold and issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-223690), which was previously declared effective by the Securities and Exchange Commission on April 23, 2018, the base prospectus contained therein, and a prospectus supplement related to the offering of Shares dated June 11, 2020.

The Company or Oppenheimer may suspend the offering of the Shares upon proper notice to the other party. The offering of the Shares pursuant to the Equity Distribution Agreement will terminate upon the sale of Shares in an aggregate offering amount equal to $25,000,000, or sooner if either the Company or Oppenheimer terminate the Equity Distribution Agreement as permitted by its terms.

The Company will pay Oppenheimer a commission equal to 3.0% of the gross proceeds from the sale of the Shares sold pursuant to the Equity Distribution Agreement and will reimburse Oppenheimer for certain expenses incurred in connection with its services under the Equity Distribution Agreement, including up to $50,000 for legal expenses in connection with the establishment of the at-the-market offering, and $3,000 on a quarterly basis thereafter. The foregoing rate of compensation will not apply when Oppenheimer acts as principal, in which case the Company may sell the Shares to Oppenheimer as principal at a price agreed upon among the parties.

The Company made certain customary representations, warranties and covenants in the Equity Distribution Agreement concerning the Company and its subsidiaries and the Registration Statement, prospectus, prospectus supplement and other documents and filings relating to the offering of the Shares. In addition, the Company has provided Oppenheimer with customary indemnification rights, including liabilities under the Securities Act.

The foregoing description of the Equity Distribution Agreement is qualified in its entirety by reference to that agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K, including the exhibits filed herewith, shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 8.01.	Other Events

The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K the legal opinion of McGuireWoods LLP with respect to the validity of the Shares.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of McGuireWoods LLP.

10.1	Equity Distribution Agreement dated as of June 11, 2020, by and among the Company and Oppenheimer & Co. Inc.

23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The ExOne Company

(Registrant)

June 11, 2020	/s/ Loretta L. Benec

(Date)	Loretta L. Benec Vice President, General Counsel & Corporate Secretary